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                             MANAGEMENT AGREEMENT

   This MANAGEMENT AGREEMENT ("Agreement") is made as of this 3rd day of July, 2017 (and as Appendix A annexed hereto has been amended from time to time as set forth therein), by and between FLEXIBLE OPPORTUNITIES COMMODITY FUND LTD. (formerly PIONEER CAYMAN COMMODITY FUND LTD.) (the "Fund") and Amundi Pioneer Asset Management, Inc., a Delaware corporation (the "Manager").

   WHEREAS, the Fund is a Cayman Islands company;

   WHEREAS, the sole shareholder of the Fund is Pioneer Flexible Opportunities Fund (the "Sole Shareholder"), a series of Pioneer Series Trust VI (the "Trust"), a Delaware statutory trust registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

   WHEREAS, the Manager is engaged primarily in rendering investment advisory and management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

   WHEREAS, the Fund wishes to retain the Manager to provide investment advisory and management services to the Fund; and

   WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

   NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

   1. The Fund hereby appoints the Manager to act as investment adviser of the Fund for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

   2.    (a)    Subject to the supervision of the Fund's Board of Directors
(the "Board"), the Manager shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities and other investments consistent with the Fund's investment objectives, policies and restrictions, as stated in the Sole Shareholder's current Prospectus and Statement of Additional Information. The Manager shall determine from time to time what securities and other investments (including, without limitation, repurchase agreements, swap agreements, options, futures and other instruments) will be purchased, retained, sold or exchanged by the Fund and what portion of the assets of the Fund's portfolio will be held in the various securities and other investments in which the Fund invests, and what portion will be held uninvested in cash, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Fund's Memorandum and Articles of Association (collectively, the "Articles") and any other applicable Cayman Islands and U.S. federal and state laws, as well as the investment objectives, policies and restrictions of the Fund and, to the extent applicable, the Sole Shareholder, and any other specific policies adopted by the Board and disclosed to the Manager. The Manager is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act and direction from the Board, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies. The Manager will place orders pursuant to its investment determinations for

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the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. Except as described herein, the Manager shall seek overall the best execution available in the selection of brokers or dealers and the placing of orders for the Fund. In assessing the best execution available for any transaction, the Manager may consider factors it deems relevant, including the size and type of the transaction, the nature and character of the markets for the security to be purchased or sold, the execution capabilities and financial condition of the broker or dealer, and the reasonableness of the commission or dealer spread, if any (whether for a specific transaction or on a continuing basis). In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to the Fund and/or the other accounts over which the Manager or its affiliates exercise investment discretion. The Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or in terms of all of the accounts over which the Manager or its affiliates exercise investment discretion. The Manager shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund, shall exercise voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities subject to such direction as the Board may provide, and shall perform such other functions of investment management and supervision as may be directed by the Board. Notwithstanding the foregoing, the Manager shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of the shares of the Fund, nor shall the Manager be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any administrator, transfer agent, fund accounting agent, custodian, shareholder servicing agent or other agent, in each case employed by the Trust or the Fund to perform such functions. The Manager may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the Manager believes are appropriate or desirable in performing its duties under this Agreement.

         (b) The Fund hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by
Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

   3. Subject to the Board's approval, the Manager or the Fund may enter into contracts with one or more investment subadvisers, including without limitation, affiliates of the Manager, in which the Manager delegates to such investment subadvisers any or all its duties specified hereunder, on such terms as the Manager determines to be necessary, desirable or appropriate, provided that in each case such contracts are entered into in accordance with and meet all requirements under applicable law. The Fund agrees that the Manager shall not be accountable to the Fund or the Sole Shareholder for any loss or other liability relating to specific investments selected by any such subadviser.

   4. The Fund shall at all times keep the Manager fully informed with regard to the securities and other investments owned by it, its funds available, or to become available, for investment, and generally as to the condition of its affairs. The Fund shall furnish the Manager with such other documents and information with regard to its affairs as the Manager may from time to time reasonably request. The Manager shall supply the Board and officers of the Fund with such information and reports reasonably required by them and reasonably available to the Manager.

                                     - 2 -

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   5.    (a) Unless maintained by another party on the Fund's behalf, the
Manager shall maintain the books and records with respect to the Fund's securities and other transactions and keep the Fund's books of account in accordance with all applicable Cayman Islands and U.S. federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

         (b) The Manager shall furnish, at its expense, all necessary services, facilities, equipment and personnel for performing the Manager's services under this Agreement. Other than as herein specifically indicated, the Manager shall not be responsible for the Fund's ordinary and extraordinary expenses, and the Fund shall pay the Fund's ordinary and extraordinary expenses. The Manager may agree to provide to the Fund services other than the services that are provided under this Agreement, on such terms as the Manager and the Fund may agree from time to time, and nothing herein shall preclude payment by the Fund of compensation to the Manager for any such services rendered pursuant to a written agreement or agreements approved by the Board.

   6. From time to time, the Manager shall authorize and permit certain of its directors, officers and employees, who may be elected as Board members or officers of the Fund, to serve in the capacities in which they are elected. The Manager will pay directly or reimburse the Fund for the compensation (if any) of the Directors who are affiliated persons of the Manager and all officers of the Fund as such, except as the Board may decide.

   7. As compensation for the services performed and the facilities furnished and expenses assumed by the Manager, the Fund shall pay the Manager, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund's name on Appendix A annexed hereto, based on the Fund's average daily net assets or otherwise as set forth on Appendix A. If this Agreement is terminated with respect to the Fund as of any date not the last day of a month, the fee payable by the Fund shall be paid as promptly as possible after such date of termination and shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect with respect to the Fund subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in the month.

   8. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities or other transactions for the Fund, provided that nothing in this Agreement shall protect the Manager against any liability to the Fund to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this paragraph 8, the term "Manager" shall include any affiliates of the Manager performing services for the Fund pursuant to this Agreement and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.

   9. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Manager who may also be a Director, officer, or employee of the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Manager to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of

                                     - 3 -

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securities or other investments consistent with the investment policies of the
Fund or one or more other accounts of the Manager is considered at or about the same time, transactions in such securities or other investments will be allocated among the accounts in a manner deemed equitable by the Manager. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Manager's policies and procedures as presented to the Board from time to time.

   10. This Agreement will become effective with respect to the Fund on the date first above written and, unless sooner terminated as provided herein, will continue in effect for an initial two year period. Thereafter, for so long as the Sole Shareholder is the sole shareholder of the Fund, this Agreement shall continue in effect, if not terminated, so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust, on behalf of the Sole Shareholder, or (ii) by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Sole Shareholder, provided that in either event the continuance is also approved by a majority of the Trustees of the Trust who are not "interested persons" (as defined in the 1940 Act) of the Trust or any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. References to the "1940 Act" shall include any rule, regulation or applicable exemptive order of the Securities and Exchange Commission (the "Commission") thereunder and interpretive guidance with respect to the 1940 Act by the Commission or its staff.

   11. This Agreement may be terminated without penalty (i) by the Board upon not more than 60 days' nor less than 30 days' prior written notice to the Manager, (ii) by the Manager upon not less than 60 days' prior written notice to the Fund, or (iii) for so long as the Sole Shareholder is the sole shareholder of the Fund, by the Trust, on behalf of the Sole Shareholder, or by vote of a majority of the outstanding voting securities of the Sole Shareholder, upon not more than 60 days' nor less than 30 days' prior written notice to the Manager. This Agreement shall terminate automatically in the event of its "assignment" (as that term is defined in the 1940 Act) and shall not be assignable by the Fund without the consent of the Manager.

   12. The Manager agrees that for services rendered to the Fund, or for any claim by it in connection with services rendered to the Fund, it shall look only to assets of the Fund for satisfaction. The undersigned Director of the Fund has executed this Agreement not individually, but as a Director under the Fund's Articles and the obligations of this Agreement are not binding upon any of the Directors, officers or shareholders of the Fund individually.

   13. The Fund agrees that in the event that none of the Manager or any of its affiliates acts as an investment adviser to the Fund, the name of the Fund will be changed to one that does not contain the name "Pioneer" or otherwise suggest an affiliation with the Manager.

   14. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the outstanding voting securities of the Sole Shareholder.

   15. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

   16. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

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   17.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                          [signature page to follow]

                                     - 5 -

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   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

                                          FLEXIBLE OPPORTUNITIES COMMODITY
                                          FUND LTD.


                                          By:     /s/ Mark E. Bradley
                                                  ------------------------------
                                          Name:   Mark E. Bradley
                                          Title:  Director

                                          AMUNDI PIONEER ASSET MANAGEMENT, INC.


                                          By:     /s/ Gregg M. Dooling
                                                  ------------------------------
                                          Name:   Gregg M. Dooling
                                          Title:  Chief Financial Officer

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                                  Appendix A

        Dated as of July 3, 2017, as Amended Effective October 1, 2018

 Fund                           Effective Date                 Fee
 ----                      ------------------------  ------------------------
 Flexible Opportunities    July 3, 2017              Fee as of July 3, 2017:
   Commodity Fund Ltd.
   (formerly Pioneer                                 0.70% of the Fund's
   Cayman Commodity Fund                             average daily net assets
   Ltd.)

                           Effective Date of         Fee as of October 1,
                           Amendment to Reflect      2018:
                           Reduction in Management
                           Fee: October 1, 2018      0.70% of the Fund's
                                                     average daily net assets
                                                     up to $1 Billion, 0.675%
                                                     of the next $1 Billion
                                                     of the Fund's average
                                                     daily net assets and
                                                     0.65% of the Fund's
                                                     average daily net assets
                                                     over $2 Billion

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